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                                                                   Exhibit 10.42


August 16, 2002


Mr. William Robbie
21 Chiltern Street
Farmington, Connecticut 06032

Dear Bill:

Reference is made to the letter agreement dated July 3, 2002 by and between St. Paul Re, Inc. ("SPR") and you regarding the terms and conditions of your employment with SPR or Platinum Underwriters Holdings, Ltd. (the
"Agreement"). The Agreement is hereby amended by:

   (i) Deleting the second paragraph of Section one in its entirety and replacing it with the following:

         Upon consummation of the IPO, the Company shall promptly assign all of its rights and obligations hereunder in Holdings and shall, upon such assignment, cease to be a party in this Letter Agreement (except as otherwise provided herein) and Holdings will be the sole obligor hereunder. Following assignment of this Letter Agreement to Holdings, all references herein to the "Company" shall be deemed to mean Holdings and all references to the "Board" shall be deemed to mean the Board of Directors of Holdings.

   (ii) Deleting Section 4(a) in its entirety and replacing it with the following:

         (a) ANNUAL. During the Term, you will be entitled to receive an annual bonus (the "Annual Bonus") pursuant to the Company's annual incentive plan, with a target bonus opportunity of seventy-five percent (75%) of Base Salary (the "Target Bonus"); provided however that you will be entitled to receive a minimum Annual Bonus for the calendar year 2002 in an amount equal to a pro rata portion of 50% of Base Salary adjusted for the period beginning with the Effective Date and ending at December 31, 2002.

   ;and

   (iii) Deleting "$525,000" in clause (i) in Section 7(a) and replacing it with "one year's Base Salary and Target Bonus".

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Except as set forth above, all other terms and conditions of the Agreement remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This letter agreement is intended to be a binding obligation upon the Company and yourself. If this letter agreement correctly reflects your understanding, please sign and return one copy to me for the Company's records.

ST. PAUL RE, INC.


By: /s/ Jerome T. Fadden
    -------------------------------
Name: Jerome T. Fadden
Title: Chief Executive Officer

The above letter agreement correctly reflects our understanding, and I hereby confirm my agreement to the same.


/s/ William Robbie
-----------------------------
William Robbie


Dated as of 8/28/ , 2002


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